UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2013

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2013, the Company and certain of the Company’s subsidiaries, as borrowers (together with the Company, the “borrowers”) entered into a Second Amended and Restated Loan and Security Agreement (as so amended and restated, the “Second Amended and Restated Loan and Security Agreement”) with Bank of America, N.A. as agent and lender, which amended and restated the Amended and Restated Loan and Security Agreement, dated as of April 26, 2011, by and among the Company, the borrowers and Bank of America, N.A., as agent and lender, as amended, governing the Company’s revolving credit facility.

Among other things, the amendment and restatement extended the maturity of the revolving credit facility to November 15, 2018 and amended the applicable margin, as described below. The amendment and restatement included amendments to certain covenants to provide additional flexibility, including amendments to (i) eliminate the aggregate cap on permitted distributions and instead condition such distributions on minimum availability, fixed charge coverage ratio and other requirements, (ii) eliminate the aggregate cap on permitted foreign investments and instead condition such foreign investments on minimum availability, fixed charge coverage ratio and other requirements, (iii) eliminate the aggregate cap on purchase consideration for permitted acquisitions and instead condition such acquisitions on minimum availability, fixed charge coverage ratio and other requirements and (iv) permitting certain sale-leaseback transactions. In addition, the covenant restricting payment of certain debt was amended to permit repurchases of the Company’s 7.875% senior secured notes due 2019 if certain conditions are met. The amendment and restatement also amended the financial covenant to reduce the fixed charge coverage ratio maintenance requirement to 1.0:1.0 and reduced the availability threshold for triggering compliance with the fixed charge coverage ratio, as described below.

The size of the revolving credit facility was unchanged by the amendment and restatement and remains at $40 million, but the borrowers may request an increase in revolver commitments from time to time in an aggregate amount of up to $35 million, as long as the requested increase does not breach any subordinated debt agreement of the borrowers or the indenture governing the Company’s 7.875% senior secured notes due 2019. Availability under the revolving credit facility is subject to borrowing base limitations and an availability block equal to the amount of debt Bank of America, N.A. or its affiliates makes available to the Company’s foreign subsidiaries. Up to an aggregate of $10.0 million is available to the borrowers for the issuance of letters of credit, which reduces availability under the revolving credit facility.

Interest Rates and Commitment Fees

As a result of the amendment and restatement, the applicable margin is based on average daily availability under the revolving credit facility as follows:

Level	Average Daily Availability	Base Rate Loans	LIBOR Revolver Loans
III	≥ $20,000,000	0.50%	1.50%
II	> $10,000,000 but < $20,000,000	0.75%	1.75%
I	≤ $10,000,000	1.00%	2.00%

Until December 31, 2013, the applicable margin will be set at Level III. Thereafter, the applicable margin will be subject to increase or decrease by the agent on the first day of the calendar month following each fiscal quarter end. If the agent is unable to calculate average daily availability for a fiscal quarter due to borrower’s failure to deliver a borrowing base certificate when required, the applicable margin will be set at Level I until the first day of the calendar month following receipt of a borrowing base certificate.

The Company will pay a commitment fee to the lenders equal to 0.25% per annum of the unused amounts under the revolving credit facility.

Covenants and Other Terms

The Second Amended and Restated Loan and Security Agreement requires the maintenance of a minimum fixed charge coverage ratio calculated based upon consolidated EBITDA (as defined in the revolving credit facility) as of the last day of each of the Company’s fiscal quarters. The borrowers are not required to comply with the fixed charge coverage ratio requirement for as long as the borrowers maintain at least $7.5 million of borrowing availability under the revolving credit facility. If borrowing availability is less than $7.5 million at any time, the borrowers would be required to comply with a fixed charge coverage ratio of 1.0:1.0 as of the end of any fiscal quarter, and would be required to continue to comply with these requirements until the borrowers have borrowing availability of $7.5 million or greater for 60 consecutive days.

The Second Amended and Restated Loan and Security Agreement contains customary restrictive covenants, including, without limitation, limitations on the ability of the borrowers and their subsidiaries to incur additional debt and guarantees; grant liens on assets; pay dividends or make other distributions; make investments or acquisitions; dispose of assets; make payments on certain indebtedness; merge, combine with any other person or liquidate; amend organizational documents; file consolidated tax returns with entities other than other borrowers or their subsidiaries; make material changes in accounting treatment or reporting practices; enter into restrictive agreements; enter into hedging agreements; engage in transactions with affiliates; enter into certain employee benefit plans; amend subordinated debt or the indenture governing the 7.875% senior secured notes due 2019; and other matters customarily restricted in loan agreements. The Second Amended and Restated Loan and Security Agreement also contains customary reporting and other affirmative covenants.

The Second Amended and Restated Loan and Security Agreement contains customary events of default, including, without limitation, nonpayment of obligations under the revolving credit facility when due; material inaccuracy of representations and warranties; violation of covenants in the Second Amended and Restated Loan and Security Agreement and certain other documents executed in connection therewith; breach or default of agreements related to debt in excess of $5.0 million that could result in acceleration of that debt; revocation or attempted revocation of guarantees; denial of the validity or enforceability of the loan documents or failure of the loan documents to be in full force and effect; certain judgments in excess of $2.0 million; the inability of an obligor to conduct any material part of its business due to governmental intervention, loss of any material license, permit, lease or agreement necessary to the business; cessation of an obligor’s business for a material period of time; impairment of collateral through condemnation proceedings; certain events of bankruptcy or insolvency; certain Employee Retirement Income Securities Act events; and a change in control of the Company. Certain of the defaults are subject to exceptions, materiality qualifiers, grace periods and baskets customary for credit facilities of this type.

Voluntary prepayments of amounts outstanding under the revolving credit facility are permitted at any time, without premium or penalty.

The Second Amended and Restated Loan and Security Agreement requires the borrowers to make mandatory prepayments with the proceeds of certain asset dispositions and upon the receipt of insurance or condemnation proceeds to the extent the borrowers do not use the proceeds for the purchase of assets useful in the borrowers’ businesses.

A copy of the Second Amended and Restated Loan Security Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Second Amended and Restated Loan Security Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of November 15, 2013, by and among the Company, certain of the Company’s subsidiaries, as borrowers, and Bank of America, N.A. as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

November 21, 2013	By:	/s/ C. Timothy Trenary
Name: C. Timothy Trenary
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated as of November 15, 2013, by and among the Company, certain of the Company’s subsidiaries, as borrowers, and Bank of America, N.A. as agent and lender.

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